Contact:	Susannah Robinson Director, Investor Relations 617-342-6129

FOR IMMEDIATE RELEASE

Cabot Corporation Announces Expected Departure of Corporate Controller

BOSTON, September 29, 2005- Cabot Corporation (NYSE: CBT) announced today that on September 26, 2005 David J. Elliott, Corporate Controller, advised the Company of his decision to leave Cabot effective October 21, 2005. Mr. Elliott will become Corporate Controller of Charles River Laboratories International, Inc. in Wilmington, MA.

Commenting on Mr. Elliott’s planned departure, Kennett F. Burnes, Chairman and CEO, said, “I thank Dave for the leadership he has provided to Cabot’s accounting organization over the past few years. He has instilled a high degree of financial control in the organization during his tenure and has positioned us well for our Sarbanes-Oxley attestation. We wish him well in his future endeavors.”

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids. The website address is: www.cabot-corp.com.

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